EXHIBIT 22

BOYD GAMING CORPORATION

The subsidiaries of Boyd Gaming Corporation (the "Company") listed below are 100% owned and have fully and unconditionally guaranteed the Company’s 4.750% senior notes due December 2027 and 4.750% senior notes due December 2031.

Subsidiary Name

Aliante Gaming, LLC
ALST Casino Holdco, LLC
Ameristar Casino Kansas City, LLC
Ameristar Casino St. Charles, LLC
Belle of Orleans, L.L.C.
Belterra Resort Indiana LLC
BGM Co. Inc.
Blue Chip Casino, LLC
Boyd Acquisition, LLC
Boyd Acquisition I, LLC
Boyd Acquisition II, LLC
Boyd Biloxi, LLC
Boyd Digital Gaming, LLC
Boyd Louisiana Racing, L.L.C.
Boyd Racing, L.L.C.
Boyd TCIV, LLC
Boyd Tunica, Inc.
California Hotel & Casino
California Hotel Finance Corporation
Coast Casinos, Inc.
Coast Hotels & Casinos, Inc.
Diamond Jo, LLC
Diamond Jo Worth, LLC
Kansas Star Casino, LLC
M.S.W., Inc.
Nevada Palace, LLC
Ogle Haus, LLC
Par-A-Dice Gaming Corporation
Peninsula Gaming, LLC
PNK (Ohio), LLC
PNK (Ohio) II, LLC
PNK (Ohio) III, LLC
Red River Entertainment of Shreveport, L.L.C.
Sam-Will, Inc.
The Cannery Hotel and Casino, LLC
The Old Evangeline Downs, L.L.C.
Treasure Chest Casino, L.L.C.
Valley Forge Colonial, LLC
Valley Forge Convention Center Partners, LLC